Exhibit 10.27

BROKERAGE CONTRACT

FOR INTRASTATE GAS SALES

IDENTIFIER: JOHND2012 – INTRASTATEsales – Service Company #1.2

By this contract Gas Natural Service Company, LLC (“Service Company”) agrees to accept and John D. Oil & Gas Marketing Company, LLC (“John D”) agrees to tender, electronic confirmations of intrastate gas purchases as set forth below. This contract amends the 2006 version of the North American Energy Standards Board (“NAESB”) Wholesale Natural Gas Sales Contract and an addendum, which contracts have been assigned the Identifiers: JohnD2012 – INTRASTATEsales – Service Company #1; and JohnD2012 – INTRASTATEsales—Service Company #1.1 respectively.

RECITALS

Whereas, Service Company desires to acquire supplies of natural gas for Service Company’s Buyers in the most efficient manner, and

Whereas, John D. Oil & Gas Marketing Company, LLC (“John D.”), a broker and marketer of natural gas, has agreed to provide electronic confirmation, in monthly spreadsheet form, for natural gas supply services to Service Company pursuant to the terms of contracts for brokerage services between John D. and Service Company assigned the Identifiers: JohnD2012 – INTRASTATEsales—Service Company #1; and JohnD.2012 – INTRASTATESales – Service Company #1.1.

Whereas, both Parties, John D. and Service Company, agree that each of them will benefit from this mutual change by more efficient record-keeping processes;

Now therefore, in consideration of the mutual covenants contained herein, and other good and valuable consideration, Service Company agrees to accept and John D. agrees to tender such electronic confirmations, in a form which shall be mutually acceptable to both of them.

BROKERAGE CONTRACT

FOR INTRASTATE GAS SALES

IDENTIFIER: JOHND2012 – INTRASTATEsales – Service Company #1.2

Complete Agreement: This contract amends the 2006 version of the NAESB Wholesale Gas Sales Contract and addenda, as listed in paragraph #2 of the Recitals herein. Together such documents represent the complete and entire understanding between John D. and of Service Company, superseding any other prior agreements respecting the subject matter of this contract. John D. and Service Company hereby declare that there are no promises, representations, conditions, warranties, other agreements, expressed or implied, oral or written, made or relied upon by any of them, except those herein contained.

Therefore, for good and sufficient consideration exchanged, Gas Natural Service Company, LLC and John D. Oil & Gas Marketing Company, LLC agree to the foregoing terms and conditions.

In witness whereof, the Parties have executed this contract.

This contract may be executed in counterparts, an original of each signed contract to be delivered to each counterparty.

GAS NATURAL SERVICE COMPANY, LLC		JOHN D. OIL & GAS MARKETING COMPANY, LLC

By:	/s/ Rebecca Howell	By:	/s/ Michael Zappitello
Name:	Rebecca Howell	Name:	Michael Zappitello
Title:	Corporate Controller, Gas Natural Service Company, Inc.	Title: John
Date:	November 28, 2012	Date:	November 28, 2012